SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2013

    ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

   Florida

(State or Other Jurisdiction of Incorporation)

   000-22849                                                                      65-0420146

(Commission File Number)                              (IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

   (954) 917-6655

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 3.02     Unregistered Sales of Equity Securities

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 1, 2009, a significant portion of our workforce, including the Executives, took a 10% payroll reduction. However, even though this 10% was deducted from the amounts paid to the Executives and the contractually scheduled September 28, 2010, 2011 and 2012 raises were not given effect, no reduction of the compensation called for under the terms of their related employment agreements was made with respect to these matters, as it was expected that the compensation withheld from the Executives would eventually be paid by the Company. A portion of the accrued liability under the caption “Amounts due to executives and officers” on our September 30, 2012 balance sheet pertains to the remaining portion of these unresolved contractual obligations.

In consideration of the waiver and satisfaction of any remaining unpaid salary due to the five (5) executives (Randy Selman, Alan Saperstein, Robert Tomlinson, Clifford Friedland and David Glassman, in aggregate the “Executives”) through December 31, 2012 under their employment agreements with Onstream Media Corporation (the “Company”) dated September 27, 2007 and subsequently amended on May 15, 2008 and August 11, 2009 (the “Employment Agreements”), as well as the waiver and satisfaction any remaining unpaid amounts due to certain of those Executives under the Agreement and Plan of Merger between Visual Data Corporation (the former legal name of the Company), Onstream Media Corporation (the non-public entity acquired by the Company and now known as “Acquired Onstream”) and OSM, Inc. and dated October 22, 2003, and any related agreements, the Executives and the Company (as authorized by our Board of Directors) have agreed as follows, effective January 22, 2013:

1.

$100,000 ($20,000 per Executive) of compensation will be paid in cash.

2.

1,700,000 (340,000 per Executive) fully vested shares (subject to certain trading restrictions) of Onstream common stock (the “Shares”) will be issued as soon as possible. The number of shares was based on the average of the closing bid prices for the three trading days prior to the approval by our Board of Directors in their January 22, 2013 meeting.

As noted above, the Company’s liability for the above amounts, to the extent it applied to periods through September 30, 2012, was reflected as a current liability on the Company’s balance sheet as of that date. The remaining portion of the above amounts related to the three months ended December 31, 2012 will be recorded by the Company on its financial statements for that period on a basis consistent with prior periods and in any event is not considered by the Company to be significant with respect to the liability already accrued through September 30, 2012.

To the extent there is any shortfall from the gross proceeds upon resale by the Executives of the Shares as compared to twenty-nine cents ($0.29) per share, the shortfall will be reimbursed to the Executives by the Company in cash, or at the Company’s option, by the issuance of additional fully vested shares of Onstream common stock (the “Additional Shares”), with the Additional Shares subject to reimbursement by the Company to the Executive of any shortfall from the gross proceeds upon resale as compared to the fair value used to determine the number of such Additional Shares. All shortfall reimbursements shall be payable by the Company within ten (10) business days after presentation by reasonable supporting documentation of the shortfall by the Executive to the Company. The closing bid price of our common shares on January 28, 2013 was $0.425 per share.

The Shares were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

By: /s/ Robert E. Tomlinson

January 28, 2013

      Robert E. Tomlinson, CFO

2